UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Background.

This First Amendment to Form 8-K filed July 17, 2023 notifies investors that FOMO WORLDWIDE, INC. and its subsidiaries, affiliates and successors in interest have executed a purchase order (“PO”) financing facility for up to $20 million per transaction with a third-party investor. We are in negotiations with our primary vendor SMART Technologies to release substantial customer orders that are pending following our paydown of SMART and their subsequent cut to our vendor credit line from $1 million to $350,000. We are in discussions for additional capital for pending orders and working capital with other third parties, though there can be no assurances we will execute additional financing agreements over the near term if at all. The signed purchase order agreement and supporting documentation are included herein as Exhibits10.1 and 10.2.

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2023, we entered into a purchase order (“PO”) financing agreement with Aurous Financial Services LLC to fund significant equipment orders at our primary and secondary vendors. The Agreement calls for us to pay 2.5% fees for orders requiring up to 15 days to ship and deliver to end users, and 0.1% daily fees thereafter, all of which will be paid by our secured asset backed lender Thermo Credit LLC on invoicing. The Agreement and supporting documentation are included herein as Exhibits 10.1 and 10.2.

Item 7.01 Regulation FD Disclosure.

On July 17, 2023, we entered into negotiations with multiple providers of purchase order (“PO”) financing including: 1) up to $20 million per transaction charged on a daily basis, 2) a 10% $750,000 credit line that shares in the profitability of the jobs underlying each order obtained from the line, and 3) traditional 30-60-90 day terms. Our book of business is expanding following a credit line cut by our primary vendor SMART Technologies, which is moving us to use distributors including Ingram Micro and TD Synnex. We remain in discussions with distributors to provide credit lines for customer orders through their systems, are in discussions with providers of non-dilutive unsecured financing for working capital and are working to consolidate our merchant cash advance (“MCA”) facilities to which we are paying reduced amounts while we reposition our supply chain and resources. Though management intends to secure adequate financing for growth, though there can be no assurances we will be able to finance our order stack, continue to generate orders, or deliver on recently signed new supplier relationships with any of our subsidiaries given market conditions.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. Aurous Financial Purchase Order Agreement – August 1, 2023
10.2	FOMO WORLDWIDE, INC. Aurous Financial Threshold Agreement – August 1, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: August 1, 2023	By:	/s/ Vikram Grover
Vikram Grover, Chief Executive Officer